Exhibit 21.1

                              LIST OF SUBSIDIARIES

Paragon Group GP Holdings, Inc., a Delaware corporation

Paragon Group LP Holdings, Inc., a Delaware corporation

Paragon Group L.P., a Delaware limited partnership

Paragon Residential Services, Inc., a Delaware corporation

Summer Place II Associates, Ltd., a Florida limited partnership

Summerset Bend Apartments I Associates, Ltd., a Florida limited partnership

Summer Place Associates, Ltd., a Florida limited partnership

Parsons Run Associates, Ltd., a Florida limited partnership

4th St. Station III Associates, Ltd., a Florida limited partnership

Fourth Street Station I Associates Limited, a Florida limited partnership

Lookout Pointe Associates, Ltd., a Florida limited partnership

Lookout Pointe II Associates, Ltd., a Florida limited partnership

Coco West Associates Limited, a Florida limited partnership

Coco West II Associates, Ltd., a Florida limited partnership

Greenhouse Associates Limited, a Florida limited partnership

Charlotte Eastchase Associates Limited, a North Carolina limited partnership

Lake George I Associates, Ltd., a Florida limited partnership

Lake George II Associates, Ltd., a Florida limited partnership

Southwood Associates, Ltd., a Florida limited partnership

Landtree Apartments Associates, Ltd., a Florida limited partnership

Charleston Westchase Associates, a South Carolina limited partnership

Irving Fairlane Associates, Ltd., a Texas limited partnership

Paragon Group-Glen Partners, a North Carolina limited partnership

Paragon-Ott Apartments II, Ltd., a Texas limited partnership

Paragon Group - Spanish Trace Partners, a Missouri general partnership

Paradim Charlotte I L.L.C., a Delaware limited liability company

Paradim Tampa I L.L.C., a Delaware limited liability company

Paradim Dallas I L.P., a Texas limited partnership

Orlando Summer Place Company, Ltd., a Florida limited partnership

Orlando Landtree Apartments Co., Ltd., a Florida limited partnership

Tampa Sheldon Road Apartments II Company, Ltd., a Florida limited partnership

Sheldon Road Apartments II Associates, Ltd., a Florida limited partnership

Brandon Parsons Run Company, Ltd., a Florida limited partnership

Orlando Summer Place III Company, Ltd., a Florida limited partnership

Charlotte Eastchase Company Limited, a North Carolina limited partnership

Tampa Greenhouse Company Limited, a Florida limited partnership

Irving Fairlane Company, Ltd., a Texas limited partnership

St. Petersburg 4th Street Station Company Limited, a Florida limited partnership

Charleston Westchase Company, a South Carolina limited partnership

St. Petersburg 4th St. Station III Co., Ltd., a Florida limited partnership

Tampa Sheldon Road Apartments I Co., Ltd., a Florida limited partnership

Tampa Summerset Bend Apartments I Co., Ltd., a Florida limited partnership

Sheldon Road Apartments I Associates, Ltd., a Florida limited partnership

Paradim, Inc.

Paradim Greensboro I L.L.C.

Paradim GP Dallas I, Inc.

Paradim LP Dallas I, Inc.